Exhibit (16)

SCM TRUST

POWER OF ATTORNEY

KNOW ALL PEOPLE BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gregory T. Pusch and Stephen C. Rogers, and each and any of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign this Registration Statement on Form N-14 relating to the reorganization of: (i) the ICON Fund, the ICON Long/Short Fund and the ICON Opportunities Fund, each a series of ICON Funds trust (“ICON Funds”) with and into the ICON Equity Fund, a series of SCM Trust (the “Trust”); (ii) the ICON Consumer Discretionary Fund, the ICON Consumer Staples Fund and the ICON Financial Fund, each a series of ICON Funds, with and into the ICON Consumer Select Fund, a series of the Trust; (iii) the ICON Energy Fund, the ICON Industrials Fund and the ICON Natural Resources Funds, each a series of ICON Funds, with and into the ICON Natural Resources Fund, a series of the Trust; (iv) the ICON Equity Income Fund and the ICON Risk-Managed Balanced Fund, each a series of ICON Funds, with and into the ICON Equity Income Fund, a series of the Trust; (v) the ICON Information Technology Fund and the ICON Healthcare Fund, each a series of ICON Funds, with and into the ICON Health and Information Technology Fund, a series of the Trust; (vi) the ICON Utilities Fund, a series of ICON Funds, with and into the ICON Utilities and Income Fund, a series of the Trust; (vii) the ICON Flexible Bond Fund, a series of ICON Funds, with and into the ICON Flexible Bond Fund, a series of the Trust; and (viii) the ICON Emerging Markets Fund, a series of ICON Funds, with and into the Shelton Emerging Markets Fund, a series of the Trust; all Pre-Effective Amendments to said Registration Statement; all subsequent Post-Effective Amendments to said Registration Statement; any supplements or other instruments in connection therewith, and to file the same, with all exhibits thereto, and other supplements or other instruments in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done; hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

This Power of Attorney is intended to supersede any and all prior Power of Attorneys in connection with the above mentioned acts, shall not be affected by the disability of the undersigned, and is executed and effective as of the date set forth below.

WITNESS my hands on this 12th day of February 2020.

Stephen C. Rogers
Trustee, Principal Executive Officer

/s/Kevin T. Kogler
Kevin T. Kogler
Trustee

/s/Marco Quazzo
Marco Quazzo
Trustee

Stephen H. Sutro
Trustee

William P. Mock
Principal Financial Officer, Principal Accounting Officer

WITNESS my hands on this 13th day of February 2020.

/s/Stephen C. Rogers
Stephen C. Rogers
Trustee, Principal Executive Officer

Kevin T. Kogler
Trustee

Marco Quazzo
Trustee

/s/Stephen H. Sutro
Stephen H. Sutro
Trustee

/William P. Mock
William P. Mock
Principal Financial Officer, Principal Accounting Officer